Exhibit 99.1

World Fuel Services Corporation Reports Solid First Quarter Results

Aviation Segment Operating Profit Increases 129% Year-Over-Year

MIAMI--(BUSINESS WIRE)--May 4, 2010--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported first quarter net income of $33.7 million or $0.56 diluted earnings per share compared to $25.8 million or $0.44 diluted earnings per share in the first quarter of 2009. Non-GAAP net income for the first quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $36.2 million or $0.60 non-GAAP diluted earnings per share compared to $28.3 million or $0.48 non-GAAP diluted earnings per share in the first quarter of 2009.

The company’s aviation segment generated gross profit of $48.4 million in the first quarter of 2010, a decrease of $0.7 million or 1% sequentially, but an increase of $16.4 million or 51% year-over-year. The marine segment generated gross profit of $39.4 million, decreases of $1.9 million or 5% sequentially, and $7.7 million or 16% from last year’s results. The company’s land segment posted gross profit of $11.1 million in the first quarter, a decrease of 5% sequentially, but an increase of $2.8 million or 34% year-over-year.

“While we are beginning to see slight recoveries in certain markets, we continue our disciplined approach to managing credit and risk,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “Our aviation segment increased volumes for the fourth consecutive quarter and generated record operating profit during the first quarter of 2010.”

“Our focus on strategic initiatives continues to diversify our business model within each segment and into new markets and geographies,” stated Michael J. Kasbar, president and chief operating officer. “And our commitment to operational excellence has enabled us to continue to strengthen our global platform for growth.”

“The strength of our balance sheet remains extremely valuable in the current market environment,” stated Ira M. Birns, executive vice president and chief financial officer. “Our solid liquidity profile should enable us to continue investing in organic and external growth opportunities such as the acquisition of Lakeside Oil Company announced a few weeks ago.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable and settle derivatives contracts, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global leader in the marketing and sale of marine, aviation and land fuel products, as well as related services. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 44 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended
	March 31,
	2010	2009

Revenue	$3,918,021	$2,013,943
Cost of revenue	3,819,203	1,926,608

Gross profit	98,818	87,335

Operating expenses:
Compensation and employee benefits	34,801	33,793
Provision for bad debt	369	458
General and administrative	21,523	19,979

	56,693	54,230

Income from operations	42,125	33,105
Interest and other expense, net	604	1,356

Income before income taxes	41,521	31,749
Provision for income taxes	7,681	5,930

Net income including noncontrolling interest	33,840	25,819
Less: net income (loss) attributable to
noncontrolling interest	137	(11)

Net income attributable to World Fuel	$33,703	$25,830

Basic earnings per share	$0.57	$0.44

Basic weighted average common shares	59,324	58,784

Diluted earnings per share	$0.56	$0.44

Diluted weighted average common shares	60,601	59,172

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	March 31,	December 31,
	2010	2009

Assets:
Current assets:
Cash and cash equivalents	$303,080	$298,843
Short-term investments	8,100	8,100
Accounts receivable, net	1,035,425	951,398
Inventories	121,923	126,793
Short-term derivative assets, net	17,144	12,257
Prepaid expenses and other current assets	73,849	66,587

Total current assets	1,559,521	1,463,978

Property and equipment, net	46,822	38,777

Other assets	240,549	238,473

Total assets	$1,846,892	$1,741,228

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$6,893	$6,684
Accounts payable	884,960	796,978
Short-term derivative liabilities, net	15,003	10,616
Customer deposits	47,311	63,967
Accrued expenses and other current liabilities	70,084	69,497

Total current liabilities	1,024,251	947,742

Long-term debt	9,647	9,925
Other long-term liabilities	46,739	50,312
Total liabilities	1,080,637	1,007,979

Equity:
World Fuel shareholders' equity	765,890	733,021
Noncontrolling interest equity	365	228
Total equity	766,255	733,249

Total liabilities and equity	$1,846,892	$1,741,228

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2010	2009

Cash flows from operating activities:
Net income including noncontrolling interest	$33,840	$25,819
Adjustments to reconcile net income including
noncontrolling interest to net cash (used in)
provided by operating activities:
Depreciation and amortization	4,419	3,838
Provision for bad debt	369	458
Deferred income tax benefit	(1,455)	(2,473)
Share-based payment award
compensation costs	1,306	1,791
Foreign currency losses, net	360	213
Other	(90)	236
Changes in assets and liabilities,
net of acquisitions	(22,183)	59,724
Total adjustments	(17,274)	63,787
Net cash provided by operating activities	16,566	89,606

Cash flows used in investing activities, net	(9,206)	(1,303)

Cash flows used in financing activities, net	(2,097)	(16,288)

Effect of exchange rate changes on cash and
cash equivalents	(1,026)	(39)

Net increase in cash and
cash equivalents	4,237	71,976

Cash and cash equivalents, at beginning of period	298,843	314,352

Cash and cash equivalents, at end of period	$303,080	$386,328

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2010	2009

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$33,703	$25,830
Share-based compensation expense, net of taxes	1,003	1,201
Intangible asset amortization expense, net of taxes	1,494	1,265
Non-GAAP net income attributable to World Fuel	$36,200	$28,296

GAAP diluted earnings per share	$0.56	$0.44
Share-based compensation expense, net of taxes	0.02	0.02
Intangible asset amortization expense, net of taxes	0.02	0.02
Non-GAAP diluted earnings per share	$0.60	$0.48

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2010	2009
Revenue:
Marine segment	$2,098,612	$1,102,862
Aviation segment	1,459,724	710,415
Land segment	359,685	200,666
	$3,918,021	$2,013,943

Gross profit:
Marine segment	$39,389	$47,092
Aviation segment	48,375	32,021
Land segment	11,054	8,222
	$98,818	$87,335

Income from operations:
Marine segment	$20,007	$29,342
Aviation segment	26,694	11,672
Land segment	2,348	1,089
	49,049	42,103
Corporate overhead	(6,924)	(8,998)
	$42,125	$33,105

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000